UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

March 27, 2012 (March 21, 2012)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 8.01 Other Events

Series A Convertible Preferred Unit Purchase Agreement

On March 21, 2012, Eureka Hunter Holdings, LLC, a Delaware limited liability company (“Eureka Holdings”), entered into a Series A Convertible Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with Magnum Hunter Resources Corporation, a Delaware corporation (the “Company” or “Magnum Hunter”), and Ridgeline Midstream Holdings, LLC (“Ridgeline”), a Delaware limited liability company and an affiliate of ArcLight Capital Partners, LLC. Pursuant to this Unit Purchase Agreement, Ridgeline committed, subject to certain conditions, to purchase up to $200 million of Series A Convertible Preferred Units representing membership interests of Eureka Holdings (the “Preferred Units”). Eureka Holdings is a majority-owned subsidiary of Magnum Hunter and the holding company for Magnum Hunter’s midstream operations, including its existing pipeline operation in West Virginia and Ohio conducted through Eureka Hunter Pipeline, LLC, a Delaware limited liability company and a subsidiary of Eureka Holdings (“Eureka Pipeline”), and the below-described gas treating business and assets to be acquired (the “TransTex Acquisition”) by a wholly owned subsidiary of Magnum Hunter and Eureka Holdings from TransTex Gas Services LP, a Delaware limited partnership (“TransTex”).

Contemporaneous with the execution of the Unit Purchase Agreement, Ridgeline purchased 3,000,000 Preferred Units for the aggregate purchase price of $60 million, the net proceeds of which were used to fund a special one-time distribution by Eureka Holdings to Magnum Hunter to reimburse it for certain prior capital expenditures incurred by Magnum Hunter with respect to the assets of Eureka Pipeline and Eureka Hunter Land, LLC, a Delaware limited liability company and wholly owned subsidiary of Eureka Pipeline. The remainder of the $200 million commitment from Ridgeline is required to be used for the development of Eureka Holdings’ midstream operations. Upon consummation of Ridgeline’s $60 million initial investment, Eureka Holdings was owned 83.4% by Magnum Hunter, all in the form of Class A Common Units (the “Common Units”), and 16.6% by Ridgeline, all in the form of Preferred Units (on an as-converted basis). Further, subject to certain conditions, Ridgeline will be obligated to purchase an additional 2,340,000 Preferred Units for the aggregate purchase price of $46.8 million upon consummation of the TransTex Acquisition. The net proceeds from this investment by Ridgeline will be used to fund a distribution by Eureka Holdings to Magnum Hunter to reimburse it for certain capital expenditures with respect to the assets acquired for cash in the TransTex Acquisition. The remaining capital commitment would be $93.2 million, which, subject to Eureka Holdings requesting funds and the satisfaction of certain conditions, may be funded over the course of the two years following the closing of the Unit Purchase Agreement. Upon Ridgeline’s funding in connection with the TransTex Acquisition, its ownership position in Eureka Holdings will represent, on an as-converted basis, approximately 25.4% of the ownership interest in Eureka Holdings with Magnum Hunter and TransTex owning 71.8% and 2.8% of Eureka Holdings, respectively, all in the form of Common Units.

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Specific Provisions Applicable to the Preferred Units

In addition to the description provided above, specific provisions applicable to the Preferred Units are set forth in the Amended and Restated Limited Liability Company Agreement of Eureka Holdings (the “EH Operating Agreement”), certain of which are set forth below.

Operating Distributions

The Preferred Units are entitled to receive an annual distribution of 8%, payable quarterly. For the quarter ending March 31, 2012 through and including the quarter ending March 31, 2013, the Board of Directors of Eureka Holdings (the “Board”) may elect to pay up to 75% of any such distribution in kind (i.e., in additional Preferred Units), in lieu of cash. For the quarter ending June 30, 2013 through and including the quarter ending March 31, 2014, the Board may elect to pay up to 50% of any such distribution in kind. Thereafter, all distributions to Ridgeline relating to the Preferred Units will be paid solely in cash.

Priority of Preferred Units

The Preferred Units have preference over the Common Units and any other equity securities of Eureka Holdings with respect to rights upon liquidation, redemption, and repurchase and distribution rights. If Eureka Holdings desires to issue or sell any equity securities with rights and privileges equivalent or junior to the Preferred Units, then Ridgeline will have an option to purchase such equity securities. If Ridgeline elects not to purchase such equity securities, Eureka Holdings may sell equity securities with rights and privileges junior to the Preferred Units or, if Ridgeline has fully funded its $200 million commitment, with rights and privileges equivalent to the Preferred Units. Further, subject to certain limitations, Ridgeline will have the right to provide 100% of the equity funding requirements of Eureka Holdings and its subsidiaries until Ridgeline has fully funded its commitment.

Conversion Rights Relating to the Preferred Units

At any time, Ridgeline may convert its Preferred Units into Common Units. Additionally, Eureka Holdings may require the conversion of Preferred Units into Common Units upon the consummation of an initial public offering meeting specific minimum requirements (a “Qualified Public Offering”), provided that Eureka Holdings converts no less than 50% of the Preferred Units into Common Units at such time.

Redemption and Related Rights

Eureka Holdings has the right to redeem all, but not less than all, of the Preferred Units after March 21, 2017 for the greater of (i) an amount that, when taken together with all distributions the holders of Preferred Units have actually received with respect to their Preferred Units, is equal to an agreed-upon specified internal rate of return on Ridgeline’s contributions as of such date and (ii) the amount the holders of Preferred Units would receive in a liquidation in the event that all of their outstanding Preferred Units were converted into Common Units immediately prior to such liquidation (a “Liquidation Event”); provided, however, that at such time, Ridgeline may instead convert its Preferred Units into Common Units. After March 21, 2020, or upon the occurrence of a material default, as defined in the EH Operating Agreement and related agreements, Ridgeline may require Eureka Holdings to redeem all, but not less than all, of the Preferred Units for an aggregate amount equal to the greater of (i) the amount holders of Preferred Units would receive in a Liquidation Event and (ii) an amount in cash that, when taken together with distributions the holders of Preferred Units have actually received with respect to their Preferred Units, is equal to an agreed-upon specified internal rate of return on Ridgeline’s contributions as of such date.

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Transfer Restrictions

In general, the members of Eureka Holdings may only transfer their Preferred Units or Common Units to specific permitted transferees. If any member desires to transfer its Preferred Units or Common Units to any person other than a permitted transferee, Ridgeline will have customary notice, right of first refusal, and co-sale rights with respect to such transfer.

Corporate Governance

The management of Eureka Holdings is generally under the control of the Board, with the exception of certain approval rights provided to the holders of Preferred Units and the holders of Common Units, including approval rights provided to the holders of Preferred Units over the management of the business at any time after the occurrence of a material default, as defined in the EH Operating Agreement and related agreements. The number of Ridgeline nominees on the Board may increase depending on (i) whether Eureka Holdings has failed to meet certain performance measurements and (ii) Ridgeline’s ownership interest in Eureka Holdings.

At the time of the closing of the Unit Purchase Agreement, nominees of Magnum Hunter constituted a majority of the Board, and Magnum Hunter has a continuing right to nominate all of the members of the Board who are not required to be Ridgeline nominees. At the closing of the Unit Purchase Agreement, Ridgeline appointed two of the five members of the Board. If Eureka Hunter fails to meet certain established performance measurements by the third anniversary of Ridgeline’s initial investment, and Ridgeline at that time owns Common Units and Preferred Units representing, on an as-converted basis, at least 10% but less than 45% of the ownership interests in Eureka Holdings, then Ridgeline will have the right to appoint a total of three directors, and the size of the Board will increase to six directors.

In addition to the right to nominate an additional director based on performance measurements as described in the preceding paragraph, if at any time Ridgeline owns Common Units and Preferred Units representing, on an as-converted basis, at least 45% but less than 55% of the ownership interests in Eureka Holdings, then Ridgeline will also have the right to appoint a total of three directors, and the size of the Board will increase to six directors. If at any time Ridgeline owns Common Units and Preferred Units representing, on an as-converted basis, at least 55% of the ownership interests in Eureka Holdings, then Ridgeline will have the right to appoint a total of four directors, and the size of the Board will increase to seven directors.

Change of Control

In the event of a Change of Control (as defined in the Unit Purchase Agreement) of Magnum Hunter that occurs prior to the occurrence of a Qualified Public Offering, Ridgeline has the right to purchase from Eureka Holdings additional Preferred Units representing, together with all Preferred Units and Common Units then owned by Ridgeline, up to 51% of the then issued and outstanding Common Units, determined on an as-converted basis, and based on the purchase price of Ridgeline’s initial investment if prior to March 21, 2014 and at the fair market value thereafter.

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Registration Rights

To the extent that Eureka Hunter has equity securities that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, at any time following a Qualified Public Offering but subject to certain limitations, holders of the Preferred Units will have customary registration rights, including but not limited to demand rights and “piggyback” registration rights with respect to such equity securities.

Amended and Restated Gas Gathering Services Agreement; Right of First Refusal Agreement

In August 2011, Triad Hunter, LLC, a Delaware limited liability company and an affiliate of Eureka Holdings (“Triad Hunter”), and Eureka Pipeline entered into a Gas Gathering Services Agreement for the transmission of certain quantities of gas from properties in West Virginia. In connection with Ridgeline’s investment in Eureka Holdings, Triad Hunter and Eureka Pipeline entered into an Amended and Restated Gas Gathering Services Agreement, dated March 21, 2012 (the “Gas Gathering Agreement”). Pursuant to the Gas Gathering Agreement, Triad Hunter agreed, among other things, to increase the volume of gas that Triad Hunter has committed to Eureka Pipeline from certain acreage in the Appalachian Basin as Ridgeline increases its investment in Eureka Holdings. Eureka Pipeline was also granted a right of first refusal to gather gas for Triad Hunter.

Also in connection with Ridgeline’s investment in Eureka Holdings, Magnum Hunter with respect to itself and its affiliates granted Eureka Holdings a right of first refusal to provide certain midstream services with respect to any properties (including in the Marcellus/Utica shales, the Eagle Ford shale, and the Williston Basin/Bakken shale) to which Magnum Hunter or any of its controlled subsidiaries is the operator and has the right to control midstream services.

TransTex Agreement

On March 21, 2012, Eureka Holdings, TransTex, and Eureka Hunter Acquisition Sub LLC, a Delaware limited liability company (“Acquisition Sub”), entered into an Asset Purchase Agreement (the “TransTex Agreement”), pursuant to which Acquisition Sub and Eureka Holdings agreed to purchase substantially all of TransTex’s assets, which principally relate to the treating of natural gas, including the leasing of related treating and processing equipment to third parties, in exchange for $46.8 million in cash from Acquisition Sub and $11.7 million in the form of 585,000 Common Units of Eureka Holdings.

Pursuant to the TransTex Agreement, TransTex has agreed to customary representations, warranties, and indemnification obligations to Eureka Holdings and Acquisition Sub, as well as certain non-competition, non-solicitation, and other similar restrictions. With respect to its Common Units, TransTex will also receive certain “piggyback” registration rights with respect to equity securities of Eureka Holdings. The closing of the TransTex Acquisition, which is expected to be completed on or about April 2, 2012, is subject to customary closing conditions, including regulatory and other third-party consents and approvals. At closing, TransTex president Greg Sargent is expected to enter into an employment agreement with an affiliate of Eureka Holdings. In connection with the closing, Eureka Holdings will withhold $1.5 million of the cash portion of the purchase price as security for TransTex’s indemnification obligations under the TransTex Agreement. In connection with the closing of the TransTex Acquisition, Acquisition Sub will be contributed by Magnum Hunter to Eureka Holdings.

Principal Agreements

Magnum Hunter will file the following agreements with its Form 10-Q for the quarter ending March 31, 2012: the Unit Purchase Agreement, the EH Operating Agreement, and the TransTex Agreement.

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Item 3.02 Unregistered Sale of Equity Securities.

The information in Item 1.01 is hereby incorporated by reference into Item 3.02. The Preferred Units of Eureka Holdings being sold to Ridgeline have or will be sold in transactions not involving a public offering and are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Common Units to be sold to TransTex will be sold in a transaction not involving a public offering and will be exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On March 21, 2012, the Company issued a press release announcing that it had entered into the Unit Purchase Agreement with Ridgeline. On March 22, 2012, the Company issued a press release announcing that it had entered into the TransTex Agreement with TransTex. Copies of these press releases are furnished and attached as Exhibit 99.1 and 99.2, respectively. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 21, 2012
99.2	Press Release, dated March 22, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 27, 2012	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 21, 2012
99.2	Press Release, dated March 22, 2012

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